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                                                                    EXHIBIT 10.1

                                  VOTING AGREEMENT

          VOTING AGREEMENT, dated as of March 20, 2000, by and among Farallon Capital Partners, L.P., a California limited partnership ("FCP"), Farallon Capital Institutional Partners, L.P., a California limited partnership ("FCIP"), Farallon Capital Institutional Partners II, L.P., a California limited partnership ("FCIP II"), Farallon Capital Institutional Partners III, L.P., a Delaware limited partnership ("FCIP III"), Tinicum Partners, L.P., a New York limited partnership ("Tinicum"), and Farallon Capital Management, L.L.C. ("FCM") on behalf of certain managed accounts (the "Managed Accounts" and, together with FCP, FCIP, FCIP II, FCIP III and Tincium, the "Stockholders" and each of them a "Stockholder"), Dura Pharmaceuticals, Inc., a Delaware corporation ("Dura"), Starfish Acquisition Corp., Inc., a Delaware corporation and a wholly owned subsidiary of Dura ("Merger Sub"), and Spiros Development Corporation II, Inc., a Delaware corporation (the "Company").

          WHEREAS, Dura, Merger Sub and the Company, are concurrently entering into an Agreement and Plan of Merger, dated as of March 20, 2000 (the "Merger Agreement"), providing for the merger of Merger Sub with and into the Company (the "Merger"), on a date not earlier than June 18, 2000, pursuant to the terms and subject to the conditions of the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Merger; and

          WHEREAS, as of the date hereof, the Stockholders collectively own an aggregate of 1,374,400 shares of Callable Common Stock, par value $0.001 per share, of the Company ("Company Common Stock"); and

          WHEREAS, as an inducement to Dura's execution of the Merger Agreement, Dura has requested that the Stockholder agree, and the Stockholder hereby agrees to vote (or consent with regard to) all shares of Company Common Stock as to which the Stockholder has voting power in favor of the Merger as provided herein.

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

          1. REPRESENTATIONS OF THE STOCKHOLDERS. The Stockholders hereby represent and warrant to Dura as follows:

               (a) The Stockholders are the holders of and beneficially own an aggregate of 1,374,400 shares of Company Common Stock (the "Shares").

               (b) None of the Stockholders (other than the Managed Accounts) beneficially own as of March 20, 2000 (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the "Exchange Act")) any shares of Company Common Stock, other than the Shares.

               (c) Each Stockholder has the right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and this Agreement

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has been duly executed and delivered by each Stockholder.  Assuming that this
Agreement has been duly and validly authorized, executed and delivered by Dura, this Agreement constitutes a valid and legally binding agreement of each Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

               (d) The Shares are now and will at all times during the term of this Agreement be held by the Stockholders or by a nominee or custodian for the account of the Stockholders, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts and any other encumbrances whatsoever with respect to the ownership, transfer or voting of the Shares, except for customary brokers' liens and Dura's rights under the Company's organizational documents. There are no outstanding options, warrants or rights to purchase or acquire, or other agreements relating to, the Shares, other than this Agreement and pursuant to the terms of the Company's organizational documents.

The representations and warranties contained herein shall be made as of the date hereof and as of each date from the date hereof through and including the date that the Merger is consummated.

          2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DURA AND THE COMPANY. Dura and the Company each hereby represents and warrants to each of the Stockholders as follows:

               (a) Dura and the Company each has the right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and this Agreement has been duly executed and delivered by each of Dura and the Company. Assuming that this Agreement has been duly and validly authorized, executed and delivered by each of the Stockholders, this Agreement constitutes a valid and legally binding agreement of each of Dura and the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

               (b) Dura and the Company (taken together with all of their Affiliates (as such term is defined in Rule 12b-2 under the Exchange Act) and all other persons acting in concert or as part of a group (as defined under Rule 13d-3 under the Exchange Act) with either of them) do not have the right to vote, or agreements, arrangements or understandings with other persons to vote, which together constitute a sufficient number of shares of Company Common Stock to adopt the Merger Agreement under the General Corporation Law of the State of Delaware and have no such rights to vote, agreements, arrangements or understandings (other than this Agreement). Other than revocable proxies solicited by the board of directors of the Company to vote in favor of the adoption of the Merger Agreement, Dura and the Company each covenant not to solicit or obtain (directly or indirectly) any rights to vote, agreements, arrangements or understandings with respect to voting of shares of Company Common Stock before June 18, 2000. A vote of a majority of the outstanding shares of Company Common Stock is required to adopt the Merger Agreement.

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          3.   AGREEMENT TO VOTE SHARES.  Each Stockholder agrees to:  (a)
appear, or cause the record holder of the Shares beneficially owned by it on the applicable record date (the "Record Holder") to appear, at any annual or special meeting of the stockholders of the Company at which adoption of the Merger Agreement will be considered for the purpose of obtaining a quorum and (b) vote, and cause the Record Holder to vote, the Shares beneficially owned by such Stockholder (i) in favor of adoption of the Merger Agreement (and each other action and transaction contemplated by the Merger Agreement and this Agreement) at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof and (ii) against any action or proposal that would compete with or could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger, with the total number of such Stockholder's Shares and any New Shares correctly indicated.

          4. NO PROXY SOLICITATIONS. Each Stockholder agrees that such Stockholder will not, nor will such Stockholder permit any entity under its control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to or competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action which would compete with or otherwise could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (b) directly or indirectly encourage, initiate or cooperate in a stockholders' vote or action by consent of the Company's stockholders in opposition to or in competition with the consummation of the Merger or (c) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Merger.

          5. TRANSFER AND ENCUMBRANCE. On or after the date hereof, each Stockholder agrees not to voluntarily transfer, sell, offer, assign, pledge or otherwise dispose of or encumber ("Transfer") any of the Shares or New Shares prior to the earlier of (a) the effective date of the Merger or (b) the date this Agreement shall be terminated in accordance with its terms. In furtherance of this Agreement, concurrently herewith each Stockholder shall, and hereby does, authorize the Company's transfer agent to place a stop transfer order with respect to the Shares beneficially owned by such Stockholder and acknowledges that this Agreement places limitations on the voting and transfer of such shares.

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          6.   PERFORMANCE OF THE MERGER AGREEMENT.  Dura and the Company each will cause each of (a) the Special Meeting (as defined in the Merger Agreement) and (b) the Effective Time (as defined in the Merger Agreement) to occur on or after June 18, 2000.

          7. SPECIFIC PERFORMANCE. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if the party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or by way of damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

          8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assignable without the written consent of the other party hereto.

          9. TERMINATION. This Agreement will terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement,
(iii) September 30, 2000, (iv) a decrease in the merger consideration payable under the Merger Agreement by way of waiver of amendment, waiver or otherwise,
(v) if any of the representations, warranties or covenants in Section 2(b) of this Agreement become untrue or are not complied with at any time, (vi) if the board of directors of the Company (or any committee thereof) withdraws or modifies its approval or recommendation of the Merger Agreement as contemplated by Section 6.4 of the Merger Agreement, (vii) if the board of directors of the Company (or any committee thereof) approves or recommends or proposes to approve or recommend any Superior Proposal (as defined in the Merger Agreement) as contemplated by Section 6.4 of the Merger Agreement or (viii) if an unsolicited third party Acquisition Proposal (as defined in the Merger Agreement) is made with respect to at least a majority of the outstanding shares of Company Common Stock and the Company has not, at or prior to the date the Stockholders of Company vote on the adoption of the Merger Agreement, received a fairness opinion, dated subsequent to the date of such Acquisition Proposal, with respect to the transactions contemplated by the Merger Agreement.

          10. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

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          11.  GOVERNING LAW.  This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

          12. SEVERABILITY. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

          13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          14. HEADINGS. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

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          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                   FARALLON CAPITAL PARTNERS, L.P.
                   FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.
                   FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P. FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P. TINICUM PARTNERS, L.P.

                   By:  FARALLON PARTNERS, L.P., their general partner

                   By: /s/ Mark C. Wehrly
                       -------------------------------------------
                       Name: Mark C. Wehrly
                       Title:   Managing Member


                   FARALLON CAPITAL MANAGEMENT, L.L.C.,
                         on behalf of the Managed Accounts

                   By:   /s/ Mark C. Wehrly
                       -------------------------------------------
                       Name: Mark C. Wehrly
                       Title:   Managing Member


                   DURA PHARMACEUTICALS, INC.


                   By:   /s/ Michael T. Borer
                       -------------------------------------------
                       Name:  Michael T. Borer
                       Title:  Senior Vice President and Chief Financial Officer


                    STARFISH ACQUISITION CORP., INC.


                   By:  /s/ Michael T. Borer
                       -------------------------------------------
                       Name:  Michael T. Borer
                       Title:    Chief Financial Officer and Treasurer


                    SPIROS DEVELOPMENT CORPORATION II, INC.


                   By:  /s/ Earle T. Mast
                       -------------------------------------------
                       Name:  Earle T. Mast
                       Title:    Vice President and Chief Financial Officer

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